UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  May 23, 2022

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number			IRS Employer Identification No.

1-11459	PPL Corporation			23-2758192
(Exact name of Registrant as specified in its charter)
Pennsylvania
Two North Ninth Street
	Allentown,	PA	18101-1179
	(610)	774-5151

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol:	Name of each exchange on which registered
Common Stock of PPL Corporation	PPL	New York Stock Exchange

Junior Subordinated Notes of PPL Capital Funding, Inc.
2007 Series A due 2067	PPL/67	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 8 – Other Events

Item 8.01 Other Events

As previously disclosed, on February 23, 2022, the Rhode Island Division of Public Utilities and Carriers (the "Division"), in response to an application filed by PPL Corporation (the "Company"), PPL Rhode Island Holdings, LLC, an indirect wholly-owned subsidiary of the Company ("PPL Rhode Island"), The Narragansett Electric Company ("Narragansett") and National Grid USA, issued an order (the "Division Approval Order") authorizing the disposition of jurisdictional facilities that will result in PPL Rhode Island acquiring 100% of the outstanding shares of common stock of Narragansett (the "Transaction"), as contemplated by that certain Share Purchase Agreement, dated as of March 17, 2021 (as supplemented and amended), by and among PPL Energy Holdings, LLC, PPL Rhode Island (as successor by assignment from PPL Energy Holdings, LLC), National Grid USA, and, solely with respect to certain provisions thereof, the Company.

The Attorney General of Rhode Island ("Attorney General") appealed the Division Approval Order and sought a stay of the order pending a decision on the appeal. On April 1, 2022, the Rhode Island Superior Court (the "Superior Court") stayed the Division's order until the Superior Court decided the appeal.

On May 23, 2022, the Company, PPL Rhode Island and the Attorney General announced that they reached a settlement in the Attorney General's appeal of the Division Approval Order, and, upon a joint motion by the Company, PPL Rhode Island, the Attorney General and the Division, the Superior Court issued orders vacating the stay that the Superior Court previously entered and dismissing the Attorney General's appeal with prejudice. All approvals required to close the Transaction have now been received. Closing on the Transaction is expected to occur this week.

As part of the settlement, among other terms, the Company has agreed to the following terms:
•Provide a bill credit to all of Narragansett's electric and gas distribution customers in the total amount of $50 million, which is expected to be applied to customer bills within 60 days.
•Seek Rhode Island Public Utility Commission ("PUC") approval to forgive more than $43 million in arrearages for low-income and protected residential customers (of which approximately $21 million is already reserved on Narragansett's books).
•Forgo the potential recovery of transition costs associated with the acquisition and integration of Narragansett, which the Company had already capped in its prior commitments.
•Write off and not seek recovery of more than $20 million in current regulatory assets on Narragansett's books related to information technology and cyber costs incurred by National Grid that will not be used by the Company following the transition period.
•Various other provisions related to the Company’s commitment to support Rhode Island's Act on Climate, including a $2.5 million contribution to the Rhode Island Commerce Corporation's Renewable Energy Fund and providing an additional $2.5 million to the Attorney General's office to use, if the office deems necessary, to evaluate the report the Company committed to provide to the Division on its specific decarbonization goals for Narragansett or participate in any future PUC proceeding that might be conducted to assess the future of the gas distribution business.

The additional commitments will be accounted for as appropriate in future financial statements post-closing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPL CORPORATION

By:	/s/ Marlene C. Beers
Marlene C. Beers Vice President and Controller

Dated:  May 23, 2022